UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 6, 2010


                      Winchester International Resorts Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-144493                      N/A
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

61 Cimarron Meadows Cres. Okotoks, Alberta Canada                  T1S 1T1
   (Address of principal executive offices)                      (Zip Code)

                                  403.995.4426
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2010, we entered into a share purchase agreement with David and Vickie Chuchmuch, the shareholders of Factory Outlet Trailers Inc. Pursuant to the terms of the share purchase agreement, we have agreed to acquire 51% of the issued and outstanding shares of Factory Outlet Trailers's common stock in consideration for the payment of CDN$4.4 million. The payments are to be made in periodic installments with the final payment to occur on June 15, 2011, the closing date. A copy of the share purchase agreement is attached hereto as
Exhibit 10.1. The foregoing description of the share purchase agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 10.1 to this current report.

Factory Outlet Trailers Inc. is in the trailer dealership business.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share purchase.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


10.1 Share Purchase Agreement between the Winchester International Resorts Inc. and David and Vickie Chuchmuch dated May 6, 2010

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINCHESTER INTERNATIONAL RESORTS INC.


/s/ Ronald L. Marquardt
------------------------------------
Ronald L. Marquardt
President

Date: May 11, 2010

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